Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

Arthur L. Blakeslee
U.S. Bank National Association
225 Asylum Street, 23rd Floor
Hartford, CT 06103
(860) 241-6859
(Name, address and telephone number of agent for service)

Akamai Technoligies, Inc.

(Issuer with respect to the Securities)

Delaware (State or other jurisdiction of incorporation or organization)	04-3432319 (I.R.S. Employer Identification No.)

8 Cambridge Center Cambridge, Massachusetts (Address of Principal Executive Offices)	02142 (Zip Code)

1.0% Convertible Senior Notes due 2033
(Title of the Indenture Securities)

FORM T-1

Item 1. GENERAL INFORMATION.
Item 2. AFFILIATIONS WITH OBLIGOR.
Items 3-15
Item 16. LIST OF EXHIBITS:
NOTE
SIGNATURE
Ex-5.1 Opinion of Hale & Dorr LLP
Ex-12.1 Computation of Ratio of Earnings
Ex-21.1 Subsidiaries of the Registrant
Ex-23.1 Consent of PricewaterhouseCoopers LLP
Ex-25.1 Statement of Eligibility of the Trustee

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2003, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Registration Number 333-67188.

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NOTE

     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hartford, State of Connecticut on the 5th of March, 2004.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Arthur L. Blakeslee

Arthur L. Blakeslee Assistant Vice President

By:	/s/ Andrea F. Turlo

Andrea F. Turlo Vice President

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Exhibit 6

CONSENT

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 5, 2004

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Arthur L. Blakeslee

Arthur L. Blakeslee Assistant Vice President

By:	/s/ Andrea F. Turlo

Andrea F. Turlo Vice President

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Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2003

($000’s)

12/31/2003
Assets
Cash and Due From Depository Institutions	$8,631,361
Federal Reserve Stock	0
Securities	42,963,396
Federal Funds	2,585,353
Loans & Lease Financing Receivables	114,718,888
Fixed Assets	1,911,662
Intangible Assets	10,254,736
Other Assets	8,093,654
Total Assets	$189,159,050
Liabilities
Deposits	$128,249,183
Fed Funds	5,098,404
Treasury Demand Notes	3,585,132
Trading Liabilities	213,447
Other Borrowed Money	21,664,023
Acceptances	123,996
Subordinated Notes and Debentures	5,953,524
Other Liabilities	5,173,011
Total Liabilities	$170,060,720
Equity
Minority Interest in Subsidiaries	$1,002,595
Common and Preferred Stock	18,200
Surplus	11,677,397
Undivided Profits	6,400,138
Total Equity Capital	$19,098,330
Total Liabilities and Equity Capital	$189,159,050

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Arthur L. Blakeslee

Assistant Vice President

Date: March 5, 2004

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